CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated Daniel Kobell, Elizabeth Diffley and Edward J. Hoffman to execute and file on the undersigned's behalf all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the United
States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Radian Group Inc. The authority of Daniel Kobell, Elizabeth Diffley and Edward J. Hoffman under this Statement shall continue until the undersigned is no longer required to file Forms
3, 4 or 5 with regard to the undersigned's ownership of or transactions in securities of Radian Group Inc., unless earlier revoked in writing. The undersigned acknowledges that none of Daniel Kobell, Elizabeth Diffley, Edward J. Hoffman, or Radian Group Inc. is assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:   August 12, 2026		 /s/ Barry McCarthy
					Barry McCarthy




POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Daniel Kobell, Elizabeth Diffley and Edward J. Hoffman with full power of substitution and re-substitution, acting individually, as the undersigned's true and lawful attorney-in-fact (each of such persons and their substitutes hereafter referred to as an "Attorney-in-Fact"), with full power and authority as hereinafter described on behalf of and in the undersigned's name, place and stead, in the undersigned's capacity as an officer, director or stockholder of Radian Group Inc. (the "Company") to:

(1) Take such actions as may be necessary or appropriate, including obtaining credentials (including codes or passwords), to enable the undersigned to submit and file documents, forms and information required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the U.S. Securities and Exchange Commission (the "SEC") via the Electronic Data Gathering and Retrieval ("EDGAR") system, including (i) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally bind the undersigned for purpose of the Form ID or such other documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3) cause the Company to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize such delegate's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account;

(4) prepare, execute and submit to the SEC, the Company, and any national securities exchange on which the Company's securities are listed, for and on behalf of the undersigned and in the undersigned's capacity as an officer, director or stockholder of the Company, any and all reports (including any amendments thereto) that are required to be filed with such body, or which any Attorney-in-Fact considers advisable to file with such body, including but not limited to Forms 3, 4 and 5 relating to the Company in accordance with
Section 16(a) of the Exchange Act the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the "Securities Act");

(5) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third parties to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information;

(6) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or Forms 144, and any amendments thereto, or other required report, and timely file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under Section 16(a) of the Exchange Act or Rule 144 of the Securities Act; and

(7) take any other action of any type whatsoever in connection with the foregoing that such Attorney-in-Fact reasonably believes may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such disclosure, information, terms and conditions as such Attorney-in-Fact, in such Attorney-in-Fact's sole discretion, deems necessary or advisable.

The undersigned hereby acknowledges that (a) the foregoing
Attorneys-in-Fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such Attorney-in-Fact to act in the Attorney-in-Fact's discretion on information provided to such Attorney-in-Fact without independent verification of such information; (c) neither the Company, nor any Attorney-in-Fact assumes (i) any liability for the undersigned's responsibility to timely comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, (iii) any liability for any action or inaction by an Attorney-in-Fact relating to their service as an account administrator for the undersigned's EDGAR account, or (iv) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and (d) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act and the Securities Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

This Limited Power of Attorney will remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked as to any Attorney-in-Fact by the undersigned in a signed writing delivered to such Attorney-in-Fact.

Notwithstanding the foregoing, if any such Attorney-in-Fact hereafter ceases to be an employee of the Company, then this Limited Power of Attorney will be automatically revoked solely as to such individual, immediately upon such cessation, without any further action by the undersigned.

The undersigned hereby revokes all previous powers of attorney that had been granted by or on their behalf in connection with reporting obligations, if any, under Section 16 of the Exchange Act and Rule 144 under the Securities Act with respect to holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Limited
Power or Attorney to be Executed as of this 12th day of August, 2026.

/s/ Barry McCarthy
Printed Name: Barry McCarthy